     Exhibit 21.  Subsidiaries of the Registrant
     ___________________________________________
     The Timken Company has no parent company.
     The active subsidiaries of the Company (all of which are included in the consolidated financial statements of the Company and its subsidiaries) are as follows:
                                                     Percentage of
                                                     voting securities
                                 State or sovereign  owned directly
                                 power under laws    or indirectly
     Name                        of which organized  by Company
     __________________________________________________________________
     MPB Corporation                  Delaware              100%
     Timken Super Precision-
       Europa B.V.                    Netherlands           100%
     Timken Super Precision-
       Singapore Pte. Ltd.            Singapore             100%
     Timken UK, Ltd.                  England               100%
     Australian Timken Proprietary,
       Limited                        Victoria, Australia   100%
     Timken do Brasil
       Comercio e Industria, Ltda.    Sao Paulo, Brazil     100%
     British Timken Limited           England               100%
     Canadian Timken, Limited         Ontario, Canada       100%
     Timken Communications Company    Ohio                  100%
     Timken Alloy Steel Europe
       Limited                        England               100%
     EDC, Inc.                        Ohio                  100%
     Timken Engineering and Research -
       India Private Limited          India                 100%
     Timken Espana, S.L.              Spain                 100%
     Timken Germany GmbH              Germany               100%
     Timken Europe B.V.               Netherlands           100%
     Timken Finance Europe B.V.       Netherlands           100%
     HHC1, Inc.                       Delaware              100%
     Timken India Limited             India                  80%
     Timken Industrial Services, LLC  Delaware              100%
     Timken Italia, S.R.L.            Italy                 100%
     Timken Korea Limited Liability
       Corporation                    Korea                 100%
     Latrobe Steel Company            Pennsylvania          100%
     OH&R Special Steels Company      Delaware              100%
     Timken Latrobe Steel-Europe Ltd. England               100%
     Timken de Mexico S.A. de C.V.    Mexico                100%
     MPB Export Corporation           Delaware              100%
     Nihon Timken K.K.                Japan                 100%
     Timken Precision Components
       Europe                         France                100%
     Timken Polska Sp.z.o.o.          Poland                100%
     Rail Bearing Service Corporation Virginia              100%

     Exhibit 21.  Subsidiaries of the Registrant (cont).
     _______________________________________________
                                                     Percentage of
                                                     voting securities
                                 State or sovereign  owned directly
                                 power under laws    or indirectly
     Name                        of which organized  by Company
     __________________________________________________________________
     Timken Rail Service Company      Russia                100%
     Timken Receivables Corporation   Delaware              100%
     Timken Romania S.A.              Romania                94%
     The Timken Corporation           Ohio                  100%
     The Timken Service & Sales Co.   Ohio                  100%
     Timken Servicios Administrativos
       S.A. de C.V.                   Mexico                100%
     Timken Singapore Pte. Ltd.       Singapore             100%
     Timken South Africa (Pty.) Ltd.  South Africa          100%
     Timken de Venezuela C.A.         Venezuela             100%
     Yantai Timken Company Limited    China                 100%
     Timken Argentina Sociedad De
       Responsabilidad Limitada       Argentina             100%
     Timken Scandinavia AB            Sweden                100%
     Timken Engineered Products
       (Shanghai) Co., Ltd.           China                 100%
     Timken Benelux, SA               Belgium               100%
     Timken Ceska Republika S.R.O.    Czech Republic        100%
     Timken France SAS                France                100%
     Timken Industries SAS            France                100%
     Timken Europa (SARL)             France                100%
     Timken Deutschland GmbH          Germany               100%
     Timken GmbH                      Germany               100%
     Timken SpA                       Italy                 100%
     Timken IRB SA                    Spain                 100%
     Nadella SA                       Switzerland           100%
     Timken Coventry Limited          England               100%
     Timken Great Britain Ltd.        England               100%
     Timken Luxembourg Holdings SARL  Luxembourg            100%
     Timken Luxembourg SARL           Luxembourg            100%
     Torrington Canada, ULC           Canada                100%
     Kilian Canada, ULC               Canada                100%
     Kilian Manufacturing Corporation Delaware              100%
     Timken US Corporation            Delaware              100%
     Kilian Holdings, Inc.            Delaware              100%
     The Company also has a number of inactive subsidiaries which were incorporated for name-holding purposes and a foreign sales corporation subsidiary.